Exhibit 99.(d)(2)

November 23, 2015

Aston Asset Management, LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LLC dated May 30, 2014 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of Aston Funds to be called ASTON/Value Partners Asia Dividend Fund (the “New Series”).

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series. By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS

		By:	/s/ Gerald F. Dillenburg
		Name:	Gerald F. Dillenburg
		Its:	Senior Vice President

Accepted this 1st day of December, 2015.

ASTON ASSET MANAGEMENT, LLC

By:	/s/ Stuart D. Bilton
Name:	Stuart D. Bilton
Its:	Chief Executive Officer

SCHEDULE A

Fund	Effective Date	Initial Term

ASTON/Anchor Capital Enhanced Equity Fund	May 30, 2014	December 31, 2015

ASTON/Barings International Fund	May 30, 2014	December 31, 2015

ASTON/Cornerstone Large Cap Value Fund	May 30, 2014	December 31, 2015

ASTON/DoubleLine Core Plus Fixed Income Fund	May 30, 2014	December 31, 2015

ASTON/Fairpointe Mid Cap Fund	May 30, 2014	December 31, 2015

ASTON/Guardian Capital Global Dividend Fund	May 30, 2014	December 31, 2015

ASTON/Harrison Street Real Estate Fund	May 30, 2014	December 31, 2015

ASTON/Herndon Large Cap Value Fund	May 30, 2014	December 31, 2015

ASTON/Lake Partners LASSO Alternatives Fund	May 30, 2014	December 31, 2015

ASTON/LMCG Emerging Markets Fund	May 30, 2014	December 31, 2015

ASTON/LMCG Small Cap Growth Fund	May 30, 2014	December 31, 2015

ASTON/Montag & Caldwell Balanced Fund	May 30, 2014	December 31, 2015

ASTON/Montag & Caldwell Growth Fund	May 30, 2014	December 31, 2015

ASTON/Montag & Caldwell Mid Cap Growth Fund	May 30, 2014	December 31, 2015

ASTON/Pictet International Fund	May 30, 2014	December 31, 2015

ASTON/River Road Dividend All Cap Value Fund	May 30, 2014	December 31, 2015

ASTON/River Road Dividend All Cap Value Fund II	May 30, 2014	December 31, 2015

ASTON/River Road Independent Value Fund	May 30, 2014	December 31, 2015

ASTON/River Road Long-Short Fund	May 30, 2014	December 31, 2015

ASTON/River Road Select Value Fund	May 30, 2014	December 31, 2015

ASTON/River Road Small Cap Value Fund	May 30, 2014	December 31, 2015

ASTON/Silvercrest Small Cap Fund	May 30, 2014	December 31, 2015

ASTON/TAMRO Small Cap Fund	May 30, 2014	December 31, 2015

ASTON/TCH Fixed Income Fund	May 30, 2014	December 31, 2015

ASTON/Fairpointe Focused Equity Fund	December 19, 2014	December 18, 2016

ASTON/TAMRO International Small Cap Fund	December 19, 2014	December 18, 2016

ASTON/River Road Focused Absolute Value Fund	October 30, 2015	October 29, 2017

ASTON/Value Partners Asia Dividend Fund	December 15, 2015	December 14, 2017

SCHEDULE B

Fund	Annual Fee Rate (as a percentage of average daily net assets)
ASTON/Anchor Capital Enhanced Equity Fund	0.70%
ASTON/Barings International Fund	1.00%
ASTON/Cornerstone Large Cap Value Fund	0.80%
ASTON/DoubleLine Core Plus Fixed Income Fund	0.55%
ASTON/Fairpointe Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million

ASTON/Guardian Capital Global Dividend Fund	0.80%
ASTON/Harrison Street Real Estate Fund	1.00%
ASTON/Herndon Large Cap Value Fund	0.80%
ASTON/Lake Partners LASSO Alternatives Fund	1.00%
ASTON/LMCG Emerging Markets Fund	1.05%
ASTON/LMCG Small Cap Growth Fund	1.00%
ASTON/Montag & Caldwell Balanced Fund	0.75%
ASTON/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million up to $6 billion 0.55% over $6 billion up to $12 billion 0.50% over $12 billion

ASTON/Montag & Caldwell Mid Cap Growth Fund	0.85%
ASTON/Pictet International Fund	0.90%
ASTON/River Road Dividend All Cap Value Fund	0.70%
ASTON/River Road Dividend All Cap Value Fund II	0.70%
ASTON/River Road Independent Value Fund	1.00%
ASTON/River Road Long-Short Fund	1.20%
ASTON/River Road Select Value Fund	1.00%
ASTON/River Road Small Cap Value Fund	0.90%
ASTON/Silvercrest Small Cap Fund	1.00%
ASTON/TAMRO Small Cap Fund	0.90%
ASTON/TCH Fixed Income Fund	0.55%
ASTON/Fairpointe Focused Equity Fund	0.80%

Fund	Annual Fee Rate (as a percentage of average daily net assets)
ASTON/TAMRO International Small Cap Fund	1.00%
ASTON/River Road Focused Absolute Value Fund	0.70%
ASTON/Value Partners Asia Dividend Fund	0.90%